Exhibit 10.1
SIXTEENTH AMENDMENT TO LOAN AGREEMENT
     THIS AMENDMENT is made as of June 30, 2009 by ASPECT MEDICAL SYSTEMS, INC. (the “Borrower”) and BANK OF AMERICA, N.A. (successor by merger to Fleet National Bank) (the “Lender”).
RECITALS
     A. The Lender and the Borrower are parties to a letter agreement dated as of May 16, 2001, as amended (as amended, the “Loan Agreement”). Capitalized terms used herein without definition have the meanings assigned to them in the Loan Agreement.
     B. The Borrower has requested that the Lender (x) extend the Expiration Date and (y) make certain other amendments to the Loan Agreement.
     C. The Lender is willing to agree to such request subject to the terms set forth below.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
I. Amendments to Loan Agreement.
     A. The definition of “Commitment” in Section 7.1 of the Loan Agreement is hereby amended in its entirety to read as follows:
     “Commitment” — $2,000,000.”
     B. The definition of “Expiration Date” in Section 7.1 of the Loan Agreement is hereby amended in its entirety to read as follows:
     “Expiration Date” — May 7, 2010, unless extended by the Bank, which extension may be given or withheld by the Bank in its sole discretion.”
     C. The definition of “Pledge Agreement” in Section 1.1(ii) is hereby amended to read in its entirety as follows:
     “(ii) that certain Security Agreement dated as of May 10, 2008, as amended (as amended and/or amended and restated from time to time, the “Pledge Agreement”) from the Borrower to the Bank.”
     D. A new Section 1.7 is hereby added into the Loan Agreement as follows:
“1.7 Unused Fee. The Borrower shall pay to the Bank an unused fee (the “Unused Fee”) equal to one-half of one percent (0.50%) per annum times the actual daily amount by which the Commitment exceeds the sum of (x) the LC Exposure Amount, plus (y) the aggregate amount of Revolving Loans. The Unused Fee shall accrue at all times and shall be due and payable in arrears on the last Business Day of each March, June, September and December, and on the Expiration Date. The Unused Fee shall be calculated quarterly in arrears.”

     E. Notwithstanding the provisions of Section 1.6(b)(i)(A) of the Loan Agreement, the Lender hereby agrees that (i) Letter of Credit No. 68033351 in the stated amount of $250,000.00 issued for the account of the Borrower and to the benefit of Dell Financial Services L.P., may (1) have an expiry date of March 31, 2011 (which date is later than 90 days after the Expiration Date) and (2) provide by its terms that it will be automatically extended for additional successive periods of up to one (1) year unless the Lender shall have given notice to the applicable beneficiary (with a copy to the Borrower) of the election by the Lender (such election to be in the sole and absolute discretion of the Lender) not to extend such Letter of Credit and (ii) Letter of Credit No. 68011349 in the stated amount of $759,298.00 issued for the account of the Borrower and to the benefit of CFRI/CQ Norwood Upland, L.L.C., may (1) have an expiry date of February 3, 2011 (which date is later than 90 days after the Expiration Date) and (2) provide by its terms that it will be automatically extended for additional successive periods of up to one (1) year unless the Lender shall have given notice to the applicable beneficiary (with a copy to the Borrower) of the election by the Lender (such election to be in the sole and absolute discretion of the Lender) not to extend such Letter of Credit.
II. Collateral.
     The Borrower covenants and agrees to maintain at all times in the Deposit Account (as defined in the Pledge Agreement) an amount which equals or exceeds 102% of the sum of (x) the aggregate amount of the Revolving Loans, plus (y) the LC Exposure Amount. Any violation of this requirement shall be an immediate Event of Default under the Loan Agreement.
III. No Further Amendments.
     Except as specifically amended hereby, the Loan Agreement and the Pledge Agreement shall remain unmodified and in full force and effect and are hereby ratified and affirmed in all respects, and the indebtedness of the Borrower to the Lender evidenced thereby and by the Revolving Note is hereby reaffirmed in all respects. On and after the date hereof, each reference in the Loan Agreement to “this letter agreement”, “hereunder”, “hereof”, or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as amended by this Amendment, and each reference in Pledge Agreement to the Loan Agreement, “thereunder”, “thereof”, or words of like import referring to the Loan Agreement shall mean a reference to the Loan Agreement as amended by this Amendment.
IV. Confirmation of Security.
     The Pledge Agreement, as amended on the date hereof, shall remain in full force and effect and is hereby ratified and affirmed in all material respects. The Borrower hereby acknowledges and agrees that the “Obligations” secured by, and entitled to, the benefits of the Pledge Agreement include, without limitation, the Loan Agreement, the Revolving Note and the LC Exposure Amount.
V. Miscellaneous.
     A. As provided in the Loan Agreement, the Borrower agrees to reimburse the Lender upon demand for all out-of-pocket costs, charges, liabilities, taxes and expenses of the Lender (including reasonable fees and disbursements of counsel to the Lender) in connection with the (a) preparation, negotiation, interpretation, execution and delivery of this Amendment and any other agreements, instruments and documents executed pursuant or relating hereto, and (b) any enforcement hereof.
     B. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

     D. This Amendment may be executed by the parties hereto in several counterparts hereof and by the different parties hereto on separate counterparts hereof, all of which counterparts shall together constitute one and the same agreement.
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     IN WITNESS WHEREOF, the Lender and the Borrower have caused this Amendment to be duly executed as a sealed instrument by their duly authorized representatives, all as of the day and year first above written.

ASPECT MEDICAL SYSTEMS, INC.
By:	/s/ J. Neal Armstrong
Title: Chief Financial Officer

BANK OF AMERICA, N.A.
By:	/s/ Peter G. McCarthy
Title: Senior Vice President